UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2016

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Long-Term Incentive Compensation for Executive Officers.

On February 18, 2016, the Board of Directors (the “Board”) of Resolute Energy Corporation (the “Company”) and its Compensation Committee approved long-term incentive awards for 2016 consisting of a combination of stock options, cash-settled stock appreciation rights and restricted cash grants for its executive officers (including the first five individuals listed in the table below, who are the Company’s Named Executive Officers) and other Company employees under the Company’s 2009 Performance Incentive Plan (the “Plan”).  As was the case in 2015, again in 2016 the dollar denominated target value of each executive officer’s long-term incentive award was reduced by 35% from target level awards.  Furthermore, rather than granting such awards in the form of restricted stock, as had been the past practice prior to 2015, the 2016 long-term incentive awards to our executive officers consisted of grants of (i) options to purchase shares of common stock of the Company, vesting in three equal annual installments on March 8 of 2017, 2018 and 2019, with an exercise price of $0.583 per share (110% of the fair market value of the common stock on the date of grant) and a ten year term, (ii) cash-settled stock appreciation rights, vesting in three equal annual installments on March 8 of 2017, 2018 and 2019, with a base price of $0.583 per share (110% of the fair market value of the common stock on the date of grant) and a ten year term, and (iii) time-vested restricted cash awards, vesting in three equal annual installments on March 8 of 2017, 2018 and 2019.

The 2016 long-term incentive awards to our executive officers were as follows:

Executive Officer	Number of stock options	Number of Cash-Settled Stock Appreciation Rights	Time-vested restricted cash award ($)
Nicholas J. Sutton, Chief Executive Officer	721,754	2,162,149	821,617
James M. Piccone, President	406,140	1,216,667	462,333
Richard F. Betz, Executive Vice President and Chief Operating Officer	256,896	769,578	292,440
Theodore Gazulis, Executive Vice President and Chief Financial Officer	256,896	769,578	292,440
Michael N. Stefanoudakis, Senior Vice President, General Counsel and Secretary	146,798	439,759	167,108
Bob D. Brady, Jr., Senior Vice President – Operations	128,448	384,789	146,220
James A. Tuell, Senior Vice President and Chief Accounting Officer	113,462	339,897	129,161

The terms of the 2016 long-term incentive awards are governed in all respects by the terms of the Plan and the applicable Stock Option Agreement, Cash-Settled Stock Appreciation Right Grant Agreement and Restricted Cash Incentive Award Agreement, and the above summary is qualified in its entirety by reference thereto.  Such agreements are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

2016 Base Salaries

On February 18, 2016, the Board and its Compensation Committee also approved the restoration of salaries of its officers and certain other senior managers, including its Named Executive Officers, to 2014 levels.  These individuals had taken voluntary decreases to their 2015 base salaries to help the Company reduce expenses and improve its cash flow during 2015.  The Board determined that it was appropriate to restore the salaries in light of many other cost reductions successfully implemented by the Company and based on advice from the Compensation Committee’s independent compensation consultant.  The restoration of base salaries is effective January 1, 2016.  As was the case in 2015, the 2016 short term cash incentive program and long term equity incentive program will continue to reflect reductions of 30% and 35%, respectively, in the pool of potential contingent compensation for all employees, with target and maximum values subject to such reductions.

The following is a summary of the salary restorations for the Named Executive Officers, Messrs. Nicholas J. Sutton, James M. Piccone, Theodore Gazulis, Richard F. Betz, and Michael N. Stefanoudakis:  Mr. Sutton’s 2016 base salary was restored to $590,000 from $24,000.  Mr. Piccone’s 2016 base salary was restored to $415,000 from $332,000.  Mr. Gazulis’ 2016 base salary was restored to $350,000 from $280,000.  Mr. Betz’s 2016 base salary was restored to $350,000 from $280,000.  Mr. Stefanoudakis’ 2016 base salary was restored to $300,000 from $261,000.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Form of Stock Option Agreement
10.2 10.3	Form of Cash-Settled Stock Appreciation Right Grant Agreement Form of Restricted Cash Incentive Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2016	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Agreement
10.2 10.3	Form of Cash-Settled Stock Appreciation Right Grant Agreement Form of Restricted Cash Incentive Award Agreement